UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

UNION FIRST MARKET BANKSHARES CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

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Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held at 4:00 p.m., April 26, 2011.

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Address

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As part of our efforts to cut unnecessary expenses and conserve the environment, Union First Market Bankshares Corporation has elected to provide Internet access to the 2011 annual meeting proxy statement and 2010 annual report rather than mailing paper copies. This reduces postage and printing expenses and paper waste. The proxy statement and annual report are available at: http://www.cfpproxy.com/3481.

The annual shareholders meeting will be held at 4:00 p.m. on April 26, 2011, at our Operations Center, 24010 Partnership Boulevard, Ruther Glen, Virginia 22546. The matters to be covered are noted below:

1.	Elect four (4) directors to serve as Class III directors until the 2014 Annual Meeting:

 G. William Beale, Steven A. Markel, Patrick J. McCann, Hullihen W. Moore

2.	Elect one (1) director to serve as a Class II director until the 2013 Annual Meeting:

 L. Bradford Armstrong

3.	Approve the Company’s 2011 Stock Incentive Plan.

4.	Ratify the appointment of Yount, Hyde & Barbour, P. C. as the Company’s independent registered public accounting firm for 2011.

5.	An advisory vote on executive compensation.

6.	An advisory vote on the frequency of the advisory vote on executive compensation.

7.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors is not aware of any other such business. Shareholders of record of our common stock at the close of business on February 28, 2011 are entitled to vote at the annual meeting.

The Board of Directors recommends a vote FOR all the listed nominees in Proposals 1 and 2, FOR Proposals 3, 4, and 5, and for a “One Year” frequency on Proposal 6.

This communication is not a form for voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Shortly, you will receive a proxy card that will reflect the proposals to be voted on at the annual meeting and instructions on the methods of voting. You may vote by mail, by Internet, by telephone, or in person. If you wish to vote by Internet or by phone, you will need your Shareholder Control Number that can be found on the bottom right hand corner of this notice. No other personal information will be required in order to vote in this manner.

If you want to receive a paper copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for these materials by April 15, 2011 to facilitate timely delivery. You will need your Shareholder Control Number that can be found in the lower right hand corner of this letter. Then, either:

•	Call our toll-free number, (800) 951-2405; or

•	Visit our website at http://www.cfpproxv.com/; or

•	Send us an email at fulfillment@rtco.com.

and enter the Shareholder Control Number when prompted or, if you send us an email, enter it in the subject line. Directions to the meeting are included in the Notice of Annual Meeting of Shareholders that is included with the proxy statement.

We ask that you cast your vote promptly. Due to new regulatory changes that will affect your vote on the election of directors, you must vote your proxy for your shares to be represented and voted for the election of directors. Please help save the company additional solicitation costs by voting today.

Thank you for your continued support!

‘Shareholder/Stockholder Control Number’